                                                                EXHIBIT 6.B

[PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA

                                 April 19, 2001

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

            I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 33-42133).


                                          Sincerely,


                                          /s/ Scott V. Carney
                                          -------------------------------------
                                          Scott V. Carney, FSA, MAAA
                                          Actuary